                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG


                          PHONETEL TECHNOLOGIES, INC.,



                               PHONETEL II, INC.



                                      AND


                          PUBLIC TELEPHONE CORPORATION





                             DATED OCTOBER 16, 1995

                               TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                           ----
ARTICLE I

                        TERMS OF MERGER; THE CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . .     2
         1.1     MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
         1.2     CONSIDERATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
         1.3     CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
         1.4      CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
         1.5     DELIVERIES BY PTC AND SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
         1.6     DELIVERIES BY BUYER AND PHONETEL . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
         1.7     RELATED MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF   . . . . . . . . . . . . . . . . . . . . . . .     7
         2.1 ORGANIZATION AND STANDING; SUBSIDIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . .     7
         2.2   ORGANIZATIONAL DOCUMENTS AND CORPORATE
              RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         2.3  AUTHORIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
         2.4  SELLER CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
         2.5  CONSENTS AND APPROVALS; NO VIOLATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
         2.6   ABSENCE OF UNDISCLOSED LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
         2.7  ABSENCE OF CERTAIN CHANGES OR EVENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         2.8   COMPLIANCE WITH LAWS AND PERMITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         2.9   LITIGATION AND ARBITRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
         2.10  BROKERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
         2.11  SELLER PHONES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
         2.12  TELCO CHARGES AND LOCATION COMMISSION   . . . . . . . . . . . . . . . . . . . . . . . . .     15
         2.13  DISCLOSURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16

ARTICLE III

  REPRESENTATIONS AND WARRANTIES OF BUYER AND PHONETEL  . . . . . . . . . . . . . . . . . . . . . . . . .    16
         3.1     ORGANIZATION AND STANDING; SUBSIDIARIES  . . . . . . . . . . . . . . . . . . . . . . . .    16
         3.2     AUTHORIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         3.3     CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         3.4     CONSENTS AND APPROVALS; NO VIOLATION . . . . . . . . . . . . . . . . . . . . . . . . . .    19
         3.5      ABSENCE OF UNDISCLOSED LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . .    20
         3.6     ABSENCE OF CERTAIN CHANGES OF EVENTS . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         3.7      COMPLIANCE WITH LAWS AND PERMITS  . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         3.8      LITIGATION AND ARBITRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
         3.9     TELCO CHARGES AND LOCATION COMMISSIONS . . . . . . . . . . . . . . . . . . . . . . . . .    24

ARTICLE IV

                        FURTHER ASSURANCES; COOPERATION  . . . . . . . . . . . . . . . . . . . . . . . .     24
         4.1     FURTHER ASSURANCES; COOPERATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
         4.2     EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24

ARTICLE V

                                        SURVIVAL OF REPRESENTATIONS AND
                WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . .  25
         5.2     INDEMNIFICATION OF BUYER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.3     INDEMNIFICATION OF SELLER SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.4     ASSERTION OF CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE VI

                            MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
         6.1     PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES  . . . . . . . . . . . . . . . . .    27
         6.2     EXHIBITS AND DISCLOSURE SCHEDULE . . . . . . . . . . . . . . . . . . . . . . . . . .    28
         6.3     ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
         6.4     WAIVER OF COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
         6.5     ENFORCEABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
         6.6     COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
         6.7     HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
         6.8     GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
         6.9     NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30

ARTICLE VII

                             DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
         7.1     DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32





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
                              INDEX OF EXHIBITS TO

                          AGREEMENT AND PLAN OF MERGER

A -      Certificate of Merger

B -      Seller Shareholders Listing

C -      Stockholder Representations and Warranties Certificate

D -      Registration Rights Agreement

E -      Escrow Agreement

F -      Non-Competition Agreement - Thomas J. Martin

G -      Non-Competition Agreement - James R. Martin





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

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

        This Agreement and Plan of Merger (this "Agreement") is entered into on this 16th day of October, 1995, by and among PhoneTel Technologies, Inc. ("PhoneTel"), an Ohio corporation, PhoneTel II, Inc. ("Sub" or "Buyer"), an Ohio corporation and wholly-owned subsidiary of PhoneTel, and Public Telephone Corporation ("PTC" or "Seller"), an Indiana corporation.

        WHEREAS, the parties hereto desire that Sub be merged with and into PTC in accordance with the terms and conditions herein contained; and

        WHEREAS, it is intended that the Merger shall qualify as a tax-free reorganization pursuant to Section 368 (a) of the Code (as defined herein), and this Agreement is intended to be and hereby is adopted as a plan of reorganization within the meaning of Section 368 of the Code.

        NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                          TERMS OF MERGER; THE CLOSING

   1.1 MERGER. On the date hereof, Sub shall be merged into and with PTC (the "Merger"). PTC shall be the surviving corporation of the Merger and shall continue to exist and to be governed by the laws of the State of Indiana. The Merger shall be consummated pursuant to the terms of this Agreement and the Articles of merger (substantially in the form attached hereto as Exhibit A) (the "Articles of Merger"), all of which shall have been approved and adopted by the Board of Directors and shareholders of PTC, and the Board of Directors of PhoneTel and Buyer. The Merger shall become effective upon filing the Articles of Merger with the Secretary of State of the State of Indiana (the "Secretary of State") in accordance with the Indiana Business Corporation Law (the "Effective Time"). At the Effective Time, the separate corporate existence of Sub shall cease and PTC shall continue as the surviving corporation of the merger and a direct wholly-owned subsidiary of PhoneTel (which shall continue to operate under the name Public Telephone Corporation).





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
   1.2 CONSIDERATION. Shareholders of PTC (the "Shareholders"), listed on Exhibit B attached hereto, shall be entitled to receive, in the aggregate, 1,349,290 shares ("Shares"), of PhoneTel common stock, $.01 par value (the "Consideration"), in exchange for all of the shares of common stock, no par value, of PTC (the "Seller Shares"). PROVIDED, HOWEVER, that the Consideration will be reduced by the aggregate amount of any liabilities of the Seller (including, but not limited to, payables and costs of termination and non-competition agreements) which are in excess of $2,212,230 and which are not offset by cash or cash equivalents (including, but not limited to, receivables) and provided also that the escrowed shares will be remitted to Phonetel in applicable amounts to effect any such purchase price reduction; such adjustment shall not take effect until the aggregate amount of excess liabilities is at least $50,000 greater than the value of any unrecorded amounts which become due and payable to PTC subsequent to the closing as proceeds pursuant to settlements and/or judgments resulting from actions settled or pending as of the date hereof against the City of Chicago, Illinois and Ameritech, and orders issued by the Illinois Commerce





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
Commission, the FCC and the Michigan Taxing Authority concerning retroactive tax credits.
     1.3 CERTIFICATES. Certificates representing (i) the number of Shares constituting the Consideration (ii) less 175,000 Shares shall be delivered to a representative designated by the shareholders (the "Shareholder Representative"), to be distributed on a pro rata basis to each Shareholder, as soon as practicable after Closing, in accordance with the percentages set forth opposite each Shareholder's name on Exhibit B. Certificates representing 175,000 Shares (the "Escrow Shares") will be delivered to Shambaugh, Kast, Beck & Williams, as Escrow Agent, (the "Escrow Agent") pursuant to an escrow agreement being entered into simultaneously herewith in substantially the form attached hereto as Exhibit E.
   1.4 CLOSING. The consummation of the transactions contemplated hereby (the "Closing") is taking place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, NY 10022 on October 16, 1995 (the "Closing Date"), simultaneously with the execution of this Agreement, the Certificate of Merger and the other agreements, documents, instruments and writings executed and delivered pursuant hereto or in connection herewith (collectively the "Other Documents").





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
        1.5 DELIVERIES BY PTC AND SHAREHOLDERS. PTC and the Shareholders are delivering the following to Buyer and PhoneTel:

        (a) Stock certificates representing all of the Seller Shares, accompanied by stock powers (duly endorsed in blank) or other duly executed instruments of transfer;

        (b) A Stockholder Representations and Warranties Certificate from each Shareholder, in substantially the form attached hereto as Exhibit C;

        (c) A certificate, duly executed by an officer of PTC, representing to Buyer and PhoneTel that Exhibit B is an accurate and complete list of all Shareholders and that there are no other Seller Shares issued and outstanding; and

        (d) Certified resolutions of the Board of Directors and the Shareholders of PTC approving this Agreement, the other Documents and the transactions contemplated hereby and thereby.

        1.6 DELIVERIES BY BUYER AND PHONETEL. Buyer and PhoneTel are delivering or will deliver the following to Seller:

        (a) 1,174,290 Shares, for distribution to Seller Shareholders;





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
     (b)  175,000 Shares for delivery to the Escrow Agent;
     (c) Certified resolutions of the Board of Directors and Shareholders of Buyer, approving this Agreement and the Other Documents and transactions contemplated hereby and thereby;
     (d) Certified resolutions of the Board of Directors of PhoneTel approving this Agreement, the Other Documents and the transactions contemplated hereby and thereby; and
     (e) The Certificate of Merger, to be filed with the Secretary of State.
   1.7   RELATED MATTERS.
     (a) NON-COMPETITION AGREEMENTS. At the closing, Thomas J. Martin and James R. Martin are entering into the agreements to not compete with PhoneTel which are attached hereto as Exhibits F and G, respectively, (the "Non-Competition Agreements").
     (b) REGISTRATION RIGHTS AGREEMENT. At the Closing, PhoneTel and Buyer are entering into the registration rights agreement which is attached hereto as Exhibit E (the "Registration Rights Agreement")





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
                                  ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

   Seller represents and warrants to Buyer and PhoneTel as follows:
   2.1 ORGANIZATION AND STANDING; SUBSIDIARIES.
     (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. Seller has all requisite corporate power and authority to own, lease and operate the properties and assets it now owns, operates and leases and to carry on its business and operations as currently and heretofore conducted. Schedule 2.1 is a complete listing of all jurisdictions in which Seller is presently doing business. Seller is duly qualified or licensed to do business and is in good standing in all such jurisdictions.
     (b) Seller has no subsidiaries. As used in this Agreement, a subsidiary of an entity shall mean (i) any corporation for which such entity (or any subsidiary of such entity) is entitled to elect a majority of the directors, by virtue of its ownership of more than 50% of the outstanding securities having ordinary voting power, or otherwise, or (ii) any partnership, joint venture or other entity which such entity (or any subsid-





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
iary of such entity) controls, by virtue of its ownership of more than 50% of the entity, or otherwise.
     (c) Seller has taken all actions necessary to enable Buyer to assume, without any adverse effect, all of Seller's rights and interests in all joint ventures.
   2.2    ORGANIZATIONAL DOCUMENTS AND CORPORATE RECORDS.
     (a) Seller has heretofore delivered to Buyer complete and correct copies of the Articles of Incorporation and Bylaws of Seller, as currently in effect and including all amendments thereto. The minute books of Seller have been made available to Buyer for its inspection and contain complete and correct records of all meetings, and consents in lieu of a meeting, of Seller's Board of Directors (and any committees thereof) and of Seller's shareholders held or executed since Seller's incorporation, and such records accurately reflect all transactions referred to therein. The stock books and ledgers of Seller have been made available to Buyer for its inspection, and such books and ledgers are complete and correct in all material respects.
     (b) Seller has made available to Buyer all accounting, corporate and financial books and records





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
(the "Accounting Books and Records") which relate to the business of Seller.
   2.3 AUTHORIZATION. Seller has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Other Documents and to consummate the transactions contemplated hereby and thereby. All corporate proceedings on the part of Seller which are necessary to execute, deliver and perform this Agreement and the other Documents and to consummate the transactions contemplated hereby and thereby have been duly authorized and taken. Upon execution, this Agreement and all Other Documents to which Seller is a party will constitute valid and binding obligations of Seller and shall be enforceable against Seller in accordance with their terms.
   2.4 SELLER CAPITALIZATION. As of the date hereof, the authorized capital stock of Seller consists of 15,000,000 shares of Class A common stock, no par value ("Seller Shares"), 100,000 shares of Class B common stock, no par value, and 10,000,000 shares of preferred stock, no par value. 966 Seller Shares are issued and outstanding as of the date hereof, all of which are owned by the Shareholders. Seller has no other class of capital stock authorized or outstanding. None of Seller's





0105359.02-New York Server 3a         9      Draft September 29, 1995 - 7:03 pm
shares of capital stock have been reserved for any purpose. All outstanding Seller Shares are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. There are no (i) options, warrants, calls, commitments, or rights of any character to purchase or otherwise acquire from Seller shares of capital stock of any class, (ii) outstanding securities of Seller that are convertible into or exchangeable or exercisable for shares of any class of capital stock of Seller, (iii) options, warrants or other rights to purchase from Seller any such convertible or exchangeable securities, (iv) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of Seller, nor (v) options, warrants or rights, pursuant to which, in any of the foregoing cases, Seller is or would be subject or bound.
   2.5 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement and the Other Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof, will (a) conflict with any provision of the Articles of Incorporation or Bylaws (or other similar organizational documents) of Seller,
(b)





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
require any consent, waiver, approval, authorization or Permit of, or filing with or notification to, or any other action by, any Governmental Authority by Seller, (c) violate any Law or any restriction imposed by any Governmental Authority which might be applicable to Seller, or by which any of Seller's business, properties or assets may be bound or affected nor (d) violate, breach, or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration of any obligation to pay or result in the imposition of any Encumbrance upon any of the property) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Encumbrance, contract, Permit, order or other instrument or obligation to which Seller is a party or by which any of Seller's business, properties or assets may be bound or affected
   2.6    ABSENCE OF UNDISCLOSED LIABILITIES.
     Schedule 2.6 of the Disclosure Schedule sets forth a true, complete and accurate list of all liabilities of Seller at the Closing, including all Encumbrances attaching to any of Seller's Assets. Except as set forth on
Schedule 2.6 of the Disclosure Schedule, Seller had no liabilities arising from or relating to its





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
business and operations of any nature (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) and any and all liabilities or obligations incurred since June 30, 1995 were incurred in the ordinary course of business and consistent with past practice.

        2.7   ABSENCE OF CERTAIN CHANGES OR EVENTS.   Except as set forth on
Schedule 2.7 of the Disclosure Schedule, since June 30, 1995:

        (i) Seller has operated its business in the ordinary course consistent with past practice;

        (ii) there has not been any material adverse change in the business, results of operations, assets, liabilities, financial condition or (except for matters which apply to United States businesses generally) any material adverse change in the prospects of Seller; and

        (iii) Seller has not incurred any material damage, destruction or loss (whether or not covered by insurance) to its owned or leased property or assets.

        2.8    COMPLIANCE WITH LAWS AND PERMITS.

        (a) The business and operation of Seller have been conducted and are now being conducted in all





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
material respects in compliance with all Laws and Orders of all Governmental Authorities having jurisdiction over Seller and all Permits relating to any of its properties or applicable to its business.
     (b) Seller possesses all Permits necessary to own and operate its property and assets and to conduct its business as it is currently conducted. Such Permits are valid, subsisting in full force and effect, and Seller has fulfilled its material obligations under each of the Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a default or violation under any of the Permits or would permit revocation or termination of any of the Permits. No proceeding which might involve the revocation or termination of any such Permits is pending or, to the knowledge of Seller, threatened.
   (c) Seller has made all filings and received all approvals relating to the Permits which are necessary in order for Buyer to legally and validly own and operate the property and assets of Seller and to conduct Seller's business as it is currently and has heretofore been conducted.





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
   2.9    LITIGATION AND ARBITRATION.
     (a) No claim, action, cause of action, suit, proceeding, inquiry, investigation or Order by or before any Governmental Authority, administrative body or arbitration or mediation panel is pending or, to the best of Seller's knowledge, threatened, against Seller or which is otherwise pending or threatened and might affect the business, operations, or assets of Seller, except as set forth on Schedule 2.9 of the Disclosure Schedule. No order of any Governmental Authority, arbitrator or mediator is outstanding against Seller, its business, operations or assets. Seller has no knowledge of any fact or circumstance which would reasonably be expected to result in any other claim, action, cause of action, suit, proceeding, inquiry, investigation or Order being filed which would be against Seller or which might affect its business, operations or assets.
   (b) To the best of Seller's knowledge, no claim, action, suit, proceeding, inquiry or investigation has been instituted which threatens to restrain or prohibit or to otherwise challenge the legality or validity of the transactions contemplated by this Agreement or the Other Documents.





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
   2.10 BROKERS. Seller has no obligation to pay any brokers, finders, investment bankers, financial advisors or similar fee in connection with this Agreement or the other Documents or the transactions contemplated hereby or thereby, by reason of any action taken by or on behalf of Seller.
   2.11 SELLER PHONES. There were at least 1200 Seller Phones in operation as of the close of business on September 30, 1995. A complete and accurate list of all Seller Phones is attached hereto as Schedule 2.11 of the Disclosure Schedule. The aggregate monthly gross revenue as of the date of closing divided by the number of Seller Phones is greater than $150.00, provided, however, that Buyer shall have no action against Seller unless the aggregate monthly gross revenue divided by the number of Seller Phones is less than $145.00 as of the date of closing.
   2.12 TELCO CHARGES AND LOCATION COMMISSION. Seller has paid all telephone line charges to the local exchange companies and commissions to site location owners which are due and payable as of the Closing, except as set forth on
Schedule 2.12 of the Disclosure Schedule, or, if not so paid, such unpaid charges and commissions are immaterial and not likely to have a





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
material adverse effect upon the operations of the business of PTC.
   2.13 DISCLOSURE. Seller has disclosed to PhoneTel and Buyer any and all facts which are material to Seller's business, results of operations, assets, Liabilities, and financial condition. No representation or warranty by Seller in this Agreement (including the Disclosure Schedule) and no statement by Seller in any of the Other Documents or previously disclosed to PhoneTel or Buyer, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.
                                 ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF BUYER AND PHONETEL
   PhoneTel and Buyer represent and warrant to Seller as follows:
   3.1   ORGANIZATION AND STANDING; SUBSIDIARIES.
     Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Buyer has all requisite corporate power and authority to own, lease and operate the properties and assets it now owns, operates and leases and to





0105359.02-New York Server 3a       16       Draft September 29, 1995 - 7:03 pm
carry on its business and operations as currently and heretofore conducted.
Schedule 3.1 is a complete listing of all jurisdictions in which Buyer is presently doing business, and Buyer is duly qualified or licensed to do business and is in good standing in all such jurisdictions.
   3.2 AUTHORIZATION. Buyer has the requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement and the Other Documents and to consummate the transactions contemplated hereby and thereby. All corporate proceedings on the part of Buyer which are necessary to execute, deliver and perform this Agreement and the Other Documents and to consummate the transactions contemplated hereby and thereby have been duly authorized and taken. Upon execution, this Agreement and the Other Documents will constitute valid and binding obligations of Buyer and shall be enforceable against Buyer in accordance with their terms.
   3.3   CAPITALIZATION.
     (a) As of the date hereof, the authorized capital stock of Buyer consists of (i) 22,500,000 Shares, 14,497,107 of which are issued and outstanding, and
(ii) 2,500,000 shares of Preferred Stock, $.01 par value, of





0105359.02-New York Server 3a       17        Draft September 29, 1995 - 7:03 pm
which (A) 2,125 shares have been designated Preferred Stock, $100 par value, of which no shares are outstanding; (B) 6,500 shares have been designated Convertible Preferred Stock, without par value, $100 stated value, cumulative and redeemable, of which no shares are outstanding; (C) 3,880 shares have been designated Preferred Stock, without par value, $1,000 stated value, cumulative and redeemable, of which 1,496 shares are outstanding; (D) 16,000 shares have been designated as Preferred Stock, without par value, $100 stated value, cumulative and redeemable, of which 12,200 shares are outstanding; (E) 2,500 shares have been designated 7% Convertible Preferred Stock, without par value, $100 stated value, cumulative and redeemable, all of which shares are outstanding; (F) 550,000 shares have been designated as 10% Non-Voting
Preferred Stock, without par value, of which 530,534 shares are outstanding;
and (G) 1,918,995 shares are not yet designated nor issued. PhoneTel has no other class of capital stock authorized or issued and outstanding. All of the PhoneTel shares of capital stock issued are duly authorized and validly issued, fully paid, nonassessable and not issued in violation of any preemptive rights.





0105359.02-New York Server 3a         18      Draft September 29, 1995 - 7:03 pm

   (b) Except as set forth in Schedule 3.3(b), there are no (i) options, warrants, calls, commitments or right of any character to purchase or otherwise acquire from PhoneTel any shares of its capital stock, (ii) outstanding securities of PhoneTel that are convertible into or exchangeable or exercisable for shares of any class of stock of PhoneTel, (iii) options, warrants or other rights to purchase from PhoneTel any such convertible or exchangeable securities, (iv) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of PhoneTel nor (v) any options, warrants or rights, pursuant to which, in any of the foregoing cases, PhoneTel is or would be subject or bound; no other shares of PhoneTel's capital stock have been reserved for any purpose.
   3.4   CONSENTS AND APPROVALS; NO VIOLATION.  Except as set forth on Schedule
3.4 of the Disclosure Schedule, neither the execution and delivery of this Agreement and the other Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof, will conflict with any provision of the Articles of Incorporation or Code of Regulations (or other similar organizational documents) of Buyer, (b) require any consent, waiver,





0105359.02-New York Server 3a          19     Draft September 29, 1995 - 7:03 pm
approval, authorization or Permit of, or filing with or notification to, or any other action by, any Governmental Authority by Buyer, (c) violate any Law of any Governmental Authority which is applicable to Buyer, or by which any of Buyer's business, properties or assets may be bound or affected nor (d) violate, breach, or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration of any obligation to pay or result in the imposition of any Encumbrance upon any of the property) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Encumbrance, contract, Permit, Order or other instrument or obligation to which Buyer is a party or by which any of the business, properties or assets of Buyer may be bound or affected.
   3.5    ABSENCE OF UNDISCLOSED LIABILITIES.
     (a) Except as set forth on Schedule 3.5 (a) of the Disclosure Schedule,
(i) Buyer had no liabilities arising from or relating to its business and operations of any nature (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) which were not reflected in the financial statements (the "PhoneTel Financial State-





0105359.02-New York Server 3a         20      Draft September 29, 1995 - 7:03 pm
ments") from Form 10QSB for the quarter ended June 30, 1995, and (ii) any liability or obligation incurred since June 30, 1995, was incurred in the ordinary course of its business and consistent with past practice.

        (b) Schedule 3.5 (b) of the Disclosure Schedule sets forth a true, complete and accurate list of all liabilities of Buyer as of September 22, 1995.

        3.6   ABSENCE OF CERTAIN CHANGES OF EVENTS.  Except as set forth on
Schedule 3.6 of the Disclosure Schedule, since June 30, 1995:

        (i) Buyer has operated its business in the ordinary course consistent with past practice;

        (ii) there has not been any material adverse change in the business, results of operations, assets, liabilities, financial condition or (except for matters which apply to United States businesses generally) any material adverse change in the prospects of PhoneTel; and

        (iii) Buyer has not incurred any material damage, destruction or loss (whether or not covered by insurance) to its owned or leased property or assets.

        3.7    COMPLIANCE WITH LAWS AND PERMITS.





0105359.02-New York Server 3a         21      Draft September 29, 1995 - 7:03 pm

     (a) Except as set forth on Schedule 3.7 (a) of the Disclosure Schedule, the business and operation of Buyer have been conducted and are now being conducted in all material respects in compliance with all Laws and Orders of all Governmental Authorities having jurisdiction over Buyer and all Permits relating to any of its properties or applicable to its business.
     (b) Except as set forth on Schedule 3.7(b) of the Disclosure Schedule, Buyer possesses all Permits necessary to own and operate its property and assets and to conduct its business as it is currently conducted. Such Permits are valid, subsisting in full force and effect, and Buyer has fulfilled its material obligations under each of the Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a default or violation under any of the Permits or world permit revocation or termination of any of the Permits. No proceeding which might involve the revocation or termination of any such Permits is pending or, to the knowledge of Buyer, threatened.
     (c) Except as set forth on schedule 3.7(c) of the Disclosure Schedule, Buyer has made all filings and received all approvals in connection with the Permits





0105359.02-New York Server 3a          22     Draft September 29, 1995 - 7:03 pm
which are necessary for Buyer to own and operate the property and assets of Buyer and to conduct Buyer's business as it is currently and has heretofore been conducted.
   3.8    LITIGATION AND ARBITRATION.
     (a) No claim, action, cause of action, suit, proceeding, inquiry, investigation or Order by or before any Governmental Authority, administrative body or arbitration or mediation panel is pending or, to the best of Buyer's knowledge, threatened, against Buyer, except as set forth on Schedule 4.8 of the Disclosure Schedule. No Order of any Governmental Authority, arbitrator or mediator is outstanding against Buyer, its business, operations or assets.
Buyer has no knowledge of any fact or circumstance which could reasonably be expected to result in any other claim, action, cause of action, suit, proceeding, inquiry, investigation or Order, against Buyer or affect its business, Operations or assets.
     (b) To the best of Buyer's knowledge, no claim, action, suit, proceeding, inquiry or investigation has been instituted which threatens to restrain or prohibit or to otherwise challenge the legality or validity of the transactions contemplated by this Agreement or the Other Documents.





0105359.02-New York Server 3a         23      Draft September 29, 1995 - 7:03 pm

   3.9 TELCO CHARGES AND LOCATION COMMISSIONS. PhoneTel has paid all telephone line charges to the local exchange companies and commissions to site location owners which are due and payable as of the Closing, except as set forth on Schedule 3.9 of the Disclosure Schedule, or if not so paid, such unpaid charges and commissions are immaterial and not likely to have a material adverse effect upon the operations of the business of PhoneTel.
                                  ARTICLE IV
                       FURTHER ASSURANCES; COOPERATION
   4.1   FURTHER ASSURANCES; COOPERATION.
     (a) The parties shall from time to time after the Closing, upon the request of any other party and without further consideration, execute, acknowledge and deliver in proper form any further instruments or documents, and take such further actions as such other party may reasonably require, to carry out effectively the intent of this Agreement and the other Documents.
   4.2 EXPENSES. Any expenses incurred by the parties in connection with or execution of this Agreement and the Other Documents and the consummation of the transactions contemplated hereby and thereby, including expenses of accountants, counsel, brokers, finders,





0105359.02-New York Server 3a        24       Draft September 29, 1995 - 7:03 pm
financial advisors and other representatives shall be paid by the parties incurring such expenses.
                                   ARTICLE V
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
   5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Seller, Buyer contained herein or made pursuant hereto shall survive the Closing and any investigation at any time made by or on behalf of any party hereto until the earlier of (i) six months from the date hereof or
(ii) with respect to representations of Seller which affect the tax liabilities of Buyer, two years from the date hereof. Notwithstanding the foregoing, if a claim with respect to a breach of a representation and warranty is made within the applicable period in accordance with the provisions hereinafter set forth, such claim and any related claim may continue to be asserted after such period.
   5.2 INDEMNIFICATION OF BUYER. The Shareholders of Seller agree to indemnify Buyer from any Losses incurred by reason of any breach of representation and warranty or covenant of Seller contained herein; provided, however, that Buyer shall have a claim only for the value of the loss or losses which, in the aggregate, exceed $100,000. The escrowed shares will be available





0105359.02-New York Server 3a          25     Draft September 29, 1995 - 7:03 pm
to buyer for the settlement of any claims pursuant to Section 5.4, in addition to any other remedies to which the buyer may be entitled.
   5.3 INDEMNIFICATION OF SELLER SHAREHOLDERS. Buyer agrees to indemnify Seller's shareholders from any Losses incurred by reason of any breach of a representation and warranty or covenant of Buyer contained herein; provided, however, that a party shall have a claim only for the value of the loss or losses which, in the aggregate, exceed $100,000.
   5.4   ASSERTION OF CLAIMS.
     (a) The parties shall be free to bring all differences of interpretation and disputes arising in connection with this Agreement to the attention of the other at any time without prejudicing their harmonious relationship and operations hereunder, and the good offices and facilities of either party shall be available at all times for the prompt and effective adjustment of any and all such differences, either by mail, telephone or personal meeting under friendly and courteous circumstances.
     (b) If a party claims ("Claiming Party") that it is entitled to indemnification under this Article, notice of such claim (the "Claim") shall be given to





0105359.02-New York Server 3a        26       Draft September 29, 1995 - 7:03 pm
the party from whom the Claiming Party seeks indemnification. The parties shall negotiate in good faith to determine the validity and the value of the Claim. If the parties cannot reach an agreement as to the value of the Claim, then the Claim shall be submitted to a mutually acceptable party for arbitration in accordance with the Commercial Rules of the American Arbitration Association, and the decision of such arbitrator shall be final and binding upon the parties for all arbitration rulings awarding less than $100,000 in damages. The prevailing party in any action brought before an arbitrator or any court shall be entitled to recover such costs, including fees and expenses of counsel.
                                  ARTICLE VI
                                MISCELLANEOUS
   6.1   PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES.
     (a) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. This Agreement and the rights and obligations of Seller, Buyer hereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Buyer may





0105359.02-New York Server 3a        27       Draft September 29, 1995 - 7:03 pm
assign its rights and obligations hereunder to a designated wholly-owned subsidiary at any time.
     (b) This Agreement is not intended, nor shall it be construed, to confer any rights or remedies under or by reason of this Agreement upon any Person except (i) the parties hereto, (ii) the shareholders of Seller and Buyer and
(iii) their heirs, successors and permitted assigns.
   6.2 EXHIBITS AND DISCLOSURE SCHEDULE. All Exhibits attached hereto and the Disclosure Schedule referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.
   6.3 ENTIRE AGREEMENT. This Agreement and the Other Documents, including all Exhibits, documents, schedules, certificates and instruments referred to herein or therein, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. This Agreement supersedes all prior agreements, arrangements and understandings of the parties with respect to such transaction.
   6.4 WAIVER OF COMPLIANCE. No amendment, modification, alteration, supplement or waiver of compliance with any obligation, covenant, agreement, provision or





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
condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing executed by all of the parties hereto, or, in the case of a waiver the party against whom enforcement of any waiver is sought. Any waiver or failure to insist upon strict compliance with such obligations, covenant, agreement, provision or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
   6.5 ENFORCEABILITY. If any term, provision, covenant or restriction of this Agreement or the application thereof to any person or circumstance should be held by an administrative agency or court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of this Agreement and the application of such term, provision, covenant, or restriction to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law. Further, it is the intent of the parties that if any term, provision, covenant, or restriction of the Agreement should be held to be invalid, void, or unenforceable as applied to any person or circumstance, then such term, provision, covenant, or restriction shall be modified to the minimum extent neces-





0105359.02-New York Server 3a        29       Draft September 29, 1995 - 7:03 pm
sary in order to render the same enforceable, consistent with the expressed objectives of the parties hereto for entering into this Agreement.
   6.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
   6.7 HEADINGS. The table of contents, article and section headings contained in this Agreement are for convenience only and shall not control or affect in any way the meaning or interpretation of the provisions of this Agreement.
   6.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of New York without giving effect to the conflicts of law principles thereof.
   6.9 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) at the time of delivery if personally delivered or telecopied (with confirmation of receipt), (ii) the next day, if delivered by nationally-recognized overnight express service, or (iii) in five (5) days, if sent by registered





0105359.02-New York Server 3a        30       Draft September 29, 1995 - 7:03 pm
or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:
     (a)  If to PhoneTel to:

       PhoneTel Technologies, Inc.
       650 Statler Office Building
       1127 Euclid Avenue
       Cleveland, Ohio 44115
       Telephone Number: (216) 241-2555
       Facsimile Number: (216) 241-2574
       Attn: Daniel Moos

       with copy to:

       Skadden, Arps, Slate, Meagher & Flom
       919 Third Avenue
       New York, New York 10022
       Telephone Number: (212) 735-3000
       Facsimile Number: (212) 735-2000
       Attn: N. J. Terris, Esq.

     (b)  if to PTC:

       Public Telephone Corporation
       Fort Wayne, Indiana
       Telephone Number: (219) 436-0750
       Facsimile Number: (219) 432-4084
       Attn: President

       with copy to:

       Shareholder Representative/
       Thomas J. Martin
       6752 Covington Creek Trail
       Fort Wayne, Indiana 46804
       Telephone Number: (219) 432-2455
       Facsimile Number: (219) 432-4084





0105359.02-New York Server 3a          31     Draft September 29, 1995 - 7:03 pm
       with copy to:

       Shambaugh, Kast, Beck & Williams
       600 Standard Federal Plaza
       P. O. Box 11648
       Fort Wayne, Indiana 46859-1648
       (219) 423-1430
       Attention:  Edward E. Beck, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be, deemed given only upon receipt.
                                  ARTICLE VII
                                  DEFINITIONS
   7.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "Buyer" shall mean PhoneTel II, Inc., an Ohio corporation and a wholly-owned subsidiary of PhoneTel.

        "Certificate of Merger" shall have the meaning set forth in Section 1.1 hereof.

        "Closing" shall have the meaning set forth in Section 1.4 hereof.

        "Closing Date" shall have the meaning set forth in Section 1.4 hereof.





0105359.02-New York Server 3a        32       Draft September 29, 1995 - 7:03 pm

   "Code" shall mean the Internal Revenue Code of 1986, as amended. "Disclosure Schedule" shall mean the disclosure schedule delivered in connection herewith.
   "Encumbrance" shall mean any lien, encumbrance, proxy, voting trust arrangement, pledge, security interest, collateral security agreement, financing statement (and similar notices) filed with any Governmental Authority, claim (including any claim as defined in the Code), charge, equities, mortgage, pledge, objection, title defect, option, restrictive covenant or restriction on transfer of any nature whatsoever, and the interest of the lessor in any property subject to a capital lease.
   "GAAP" shall mean generally accepted accounting principles as in effect on the date hereof.
   "Governmental Authority" shall mean any government or political subdivision thereof, whether federal, state, local or foreign, or any agency, department, commission, board, bureau, court, tribunal, body, administrative or regulatory authority or instrumentality of any such government or Political subdivision.
   "Law" shall mean any law (including common law), rule, regulation, restriction (including zoning), code, statute, ordinance, order, writ, injunction, judg-





0105359.02-New York Server 3a          33     Draft September 29, 1995 - 7:03 pm
ment, decree or other requirement of a Governmental Authority.
   "Losses" shall mean and include all demands, claims, actions, causes of action, assessments, damages, losses, liabilities, judgments, settlements, fines, penalties, sanctions, costs and expenses (including, without limitation, interest, penalties, reasonable attorneys' fees and expenses as incurred, and all other reasonable costs of investigating and defending third party claims as incurred).
   "Merger" shall have the meaning set forth in Section 1.1 hereof.
   "Order" shall mean any order, judgment, injunction, award, decree, writ, rule or similar action of any Governmental Authority.
   "Other Documents" shall have the meaning set forth in Section 1.3 hereof. "Permits" shall mean any franchise, license, certificate, approval, number, registration, permit, authorization, order or approval of, and any required registration with, any Governmental Authority.
   "Person" shall mean any individual, partnership, firm, trust, association, corporation, joint ven-





0105359.02-New York Server 3a         34      Draft September 29, 1995 - 7:03 pm
ture, joint stock company, unincorporated organization, Governmental Authority or other entity.
   "PhoneTel" shall mean PhoneTel Technologies, Inc., an Ohio corporation. "PhoneTel Financial Statements" shall have the meaning set forth in Section
4.5 hereof.
   "PTC" shall mean Public Telephone Corporation, an Indiana corporation. "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
   "Seller" shall mean PTC.
   "Seller Phones" shall mean the microprocessor-based pay telephones owned and operated by Seller which are active and generating income.
   "Seller Shares" shall mean the common shares, no par value, of Public Telephone Corporation which are issued and outstanding as of the closing.
   "Shares" shall mean the shares of Buyer's common stock, $.0l par value. "Shareholders" shall have the meaning set forth in Section 1.2.





0105359.02-New York Server 3a         35      Draft September 29, 1995 - 7:03 pm

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.

                                        Public Telephone Corporation



                                        By:______________________________
                                            Thomas J. Martin, President



                                        PhoneTel:

                                        PHONETEL TECHNOLOGIES, INC.



                                        By:______________________________
                                           Name:
                                           Title:


                                        BUYER:

                                        PHONETEL II, INC.



                                        By:______________________________
                                           Name:
                                           Title:





0105359.02-New York Server 3a         36      Draft September 29, 1995 - 7:03 pm

                      16-Oct-95                 EXHIBIT B
                      08:58 PM
-------------------------------------------------------------------------------------------------------------------------
                                                # PTC                               PNTL SHARES             PNTL SHARES
STOCKHOLDER                                     SHARES            %                 ISSUED                  ESCROWED
-------------------------------------------------------------------------------------------------------------------------
THOMAS J. MARTIN                                184.0000          0.19048               223677                  33332
JAMES R. MARTIN                                 114.0000          0.11801               138581                  20652
-------------------------------------------------------------------------------------------------------------------------
SAMUEL R. GREGORY, JR.                           14.0000          0.01449                17019                   2536
GERALD R. NOLAN, M.D.                             5.0000          0.00518                 6078                    906
DELAWARE CHARTER (S.G.JR.IRA)                    55.0000          0.05694                66859                   9964
-------------------------------------------------------------------------------------------------------------------------
KEVIN ACKERMAN                                    1.0000          0.00104                 1216                    181
RICHARD R. BOWLIN                                48.0000          0.04969                58350                   8696
W. LLOYD BRIDGES, M.D. - TRUST                   20.0000          0.02070                24312                   3623
-------------------------------------------------------------------------------------------------------------------------
RICHARD C. & MARTHA EVANS-TRUST                  10.0000          0.01035                12156                   1812
RICHARD W. EVANS                                  5.0000          0.00518                 6078                    906
RYAN M. EVANS                                     5.0000          0.00518                 6078                    906
-------------------------------------------------------------------------------------------------------------------------
CONSTANCE A. GREGORY, JR.                        12.0000          0.01242                14587                   2174
DANCO (G.R.N., M.D. IRA-FWNB)                    50.0000          0.05176                60781                   9058
W. LLOYD BRIDGES, M.D.                           10.0000          0.01035                12156                   1812
-------------------------------------------------------------------------------------------------------------------------
GERALD H. GUYER                                  20.0000          0.02070                24312                   3623
WILLIAM R. KLAEHN                                55.0000          0.05694                66859                   9964
MARVIN L. KOMISAROW                              70.0000          0.07246                85093                  12681
-------------------------------------------------------------------------------------------------------------------------
PAINE WEBER (KRUEGER-IRA)                        50.0000          0.05176                60781                   9058
THOMAS J.MARTIN JR.                              78.0000          0.08075                94818                  14130
THOMAS J. MARTIN-TRUSTEE                          1.0000          0.00104                 1216                    181
-------------------------------------------------------------------------------------------------------------------------
JERALD L. MORGAN                                 45.0000          0.04658                54703                   8152
LEWIS G. MORGAN                                  25.0000          0.02588                30391                   4529
                                      0.0000      0.0000          0.00000                    0                      0
-------------------------------------------------------------------------------------------------------------------------
SKBW PARTNERSHIP                                 12.0000          0.01242                14587                    2174
DANCO (D. SCHOUWEILER-FWNB)                       5.0000          0.00518                 6078                     906
RICHARD C. SCHLOTT SR.                           28.0000          0.02899                34037                    5072
-------------------------------------------------------------------------------------------------------------------------
DAVID E. SCHOUWEILER                              4.0000          0.00414                 4862                     725
JEANNE R. SCHOUWEILER                            10.0000          0.01035                12156                    1812
SCOT C. SCHOUWEILER                              25.0000          0.02588                30391                    4529
-------------------------------------------------------------------------------------------------------------------------
DANCO (S. SCHOUWEILER-FWNB)                       5.0000          0.00518                 6078                     906
                                      0.0000      0.0000          0.00000                    0                       0
                                               ------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                                966.0000       1.00000000              1174290                  175000

-------------------------------------------------------------------------------------------------------------------------
NUMBER PTC SHARES                                                     966
-------------------------------------------------------------------------------------------------------------------------
NUMPER PNTL SHARES ESCROWED                                        175000
NUMBER PNTL SHARES ISSUED                                         1174290
                                                              -------------
-------------------------------------------------------------------------------------------------------------------------
TOTAL PNTL SHARES                                                 1349290
-------------------------------------------------------------------------------------------------------------------------

                  STOCKHOLDER REPRESENTATIONS AND WARRANTIES
                  ------------------------------------------

   This document is being delivered in connection with the proposed merger (the "Merger") of PhoneTel II, Inc. ("Sub"), an Ohio corporation, and a wholly-owned subsidiary of PhoneTel Technologies, Inc. ("PhoneTel"), an Ohio corporation, with and into Public Telephone Corporation ("PTC"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement") to be entered into by and among PTC, PhoneTel and Sub. As a result of the Merger, PTC will become a wholly-owned subsidiary of PhoneTel. The undersigned holder (or holders, if held jointly,) of shares of PTC Common Stock (the "Stockholder") understands that, pursuant to the Merger, his/her shares of PTC Common Stock will be converted into shares of PhoneTel Common Stock ("Shares").


NAME:  ______________________________________________
               (Please Type or Print)

NAME:  ______________________________________________
       (If Shares Are Held Jointly, Please Add
       Additional Name)


ADDRESS:  ____________________________________________


ADDRESS:  ____________________________________________


SOCIAL SECURITY NUMBER:    ___________________________

SOCIAL SECURITY NUMBER:    ___________________________


NUMBER OF PTC SHARES HELD BY STOCKHOLDER:  ___________


DATE:  October _______, 1995

=======================================================

PART I:  CERTIFICATION OF INVESTOR STATUS

Based upon the definition of "accredited investor" in Exhibit A hereto, please certify that:

  Stockholder is an "accredited investor".

       Stockholder Initials:__________


PART II:  KNOWLEDGE AND EXPERIENCE


   KNOWLEDGEABLE INVESTORS REPRESENTATIONS AND WARRANTIES. The Stockholder hereby represents and warrants that the Stockholder has such knowledge, experience and skill in evaluating and investing in issues of both equity and debt securities, including securities of new and speculative companies, such that he/she is capable of evaluating the merits and risks of an investment in the Shares, and has such knowledge, experience and skill in financial and business matters that he/she is capable of evaluating the merits and risks of the prospective investment in the Shares and the suitability of the Shares as an investment.

   Stockholder Initials:__________


PART III: ADDITIONAL REPRESENTATIONS AND WARRANTIES

   (a) The Stockholder is acquiring the Shares solely for his/her own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares. The undersigned understands that the Shares have not been registered under the Securities Act of 1933 or the securities laws of any state by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and of the other representations made by the Stockholder. The Stockholder understands that PhoneTel is relying upon the representations contained herein for the purpose of determining whether the Acquisition meets the requirements for such exemptions.

   (b) The Stockholder has had an opportunity to ask questions, receive answers and discuss the business, management and financial affairs of PhoneTel and the terms and conditions of an investment in the Shares with, and has had access to, the management of PhoneTel and the Stockholder has had the opportunity to review the information received in connection with this investment. The Stockholder is familiar with the business and financial condition, properties, operations and prospects of PhoneTel and PTC and with the terms of the Acquisition and the Merger Agreement.

   (c) Neither PhoneTel nor any person acting on its behalf has offered the Shares to the Stockholder by any form of general solicitation or general advertising.

   (d) (i) The Stockholder's financial situation is such that he/she can afford to bear the economic risk of holding the Shares for an indefinite period of time, has adequate means for providing for his/her current needs and personal contingencies, and can afford to suffer the complete loss of his/her investment in the Shares; (ii) in making his/her decision to acquire the Shares pursuant to the Acquisition, the Stockholder has relied upon independent investigations made by him/her and, to the extent believed by the Stockholder to be appropriate, his/her representatives, including his/her own professional, financial, tax and other advisors; and (iii) all information which the Stockholder has provided to PhoneTel and its representatives including, without limitation, information concerning the Stockholder and his/her financial position is true, complete and correct as of the date hereof, and the Stockholder agrees to promptly notify PhoneTel if at any time this ceases to be the case.

   (e) The Stockholder has good, valid and marketable title to, and legal ownership of, the PTC Common Stock and, upon consummation of the Acquisition the Stockholder will transfer to PhoneTel, and PhoneTel shall obtain, good, valid and marketable record and beneficial ownership of all the PTC Common Stock owned by the Stockholder, free and clear of any and all liens, options, charges, restrictions (other than restrictions on transfer imposed by federal or state securities laws) or encumbrances of any kind.

   (f) The Stockholder has previously received the current and historical financial statements of PhoneTel, and has had an opportunity to thoroughly review such information before making any investment decision regarding the shares.

   (g) Each Stockholder represents that he does not have any plan or intention to sell, exchange, transfer by gift or otherwise dispose of a number of PhoneTel Common Shares to be received by such Stockholder pursuant to the Merger that would reduce such Stockholder's ownership of PhoneTel Common Shares to a number of shares having a value, as of the date of the Merger, of less than 51 percent of the value of the PTC Common Stock held by such Stockholder as of the same date.

   Stockholder Initials: ____________

PART IV:  ACQUISITION


  The Stockholder hereby approves the Acquisition and the Merger Agreement, in the form previously furnished to him/her, with such changes therein as the officers of PTC executing the Merger Agreement shall approve, provided that no such change shall affect the number or type of Shares to be issued in consideration for shares of PTC Common Stock. The Stockholder has read, understands and, in consideration of PhoneTel's agreement to enter into the Merger Agreement, hereby agrees to be bound by, the provisions of Sections 5.2 and 5.4 of the Merger Agreement and the provisions of the Registration Rights Agreement.

PART V:  APPOINTMENT OF THE STOCKHOLDER REPRESENTATIVES

  Each Stockholder hereby irrevocably appoints Thomas J. Martin (the "Stockholder Representative") as such Stockholder's attorney-in-fact and representative, to do any and all things and to execute any and all documents in such Stockholder's name, place and stead in connection with the Merger Agreement and the transactions contemplated thereby, including, without limitation, to accept on such Stockholder's behalf any amount payable to such Stockholder under this Agreement, to give or receive, on such Stockholder's behalf, any notice of instruction under the Merger Agreement, or to amend, terminate or extend, or waive the terms of the Merger Agreement. The Buyer shall be entitled to rely, as being binding upon such Stockholder, upon any document or other writing executed by the Stockholder Representative, and the Buyer shall not be liable to any Stockholder for any action taken or omitted to be taken by the Buyer in reliance thereon.


   IN WITNESS WHEREOF, the Stockholder has executed this document as of the date set forth above.


                                                __________________________
                                                Stockholder


                                                ___________________________
                                                (Additional Stockholder
                                                Signature, If Held
                                                Jointly)


Accepted and Agreed:


PHONETEL TECHNOLOGIES, INC.


By: _________________________


PHONETEL II, INC.


By: _________________________

Date:  October 16, 1995.

                                   EXHIBIT A
                                   ---------

   "Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer of the securities being offered or sold reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

   (1) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

   (2) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

   (3) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; and

   (4)  Any entity in which all of the equity owners are accredited investors.


dls
P:\work\eeb\ptc\ptc0006s.agr


dls
b:\0109640.02

                        REGISTRATION RIGHTS AGREEMENT

                 THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") made and entered into this 16th day of October, l995, by and between PhoneTel Technologies, Inc. ("PhoneTel"), an Ohio corporation, and Public Telephone Corporation ("PTC"), an Indiana corporation.

                 WHEREAS, PhoneTel, PhoneTel II, Inc. ("Sub"), an Ohio corporation, a wholly-owned subsidiary of PhoneTel and PTC are parties to the Agreement and Plan of Merger of even date herewith (the "Merger Agreement") pursuant to which PTC will merge with and into Sub (the "Merger") and the shareholders of PTC will receive shares of PhoneTel common stock $.0l par value ("PhoneTel Common Shares").

                 WHEREAS, the shareholders of PTC have requested that, in connection with the Merger Agreement, PhoneTel provide a means of registering PhoneTel Common Shares under the Securities Act of 1933, as amended (the "Securities Act"), and PhoneTel is willing to provide such registration as provided herein;

                 NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the parties hereto agree as follows:


                 1. SHELF REGISTRATION. As promptly as practicable, PhoneTel shall file and use all reasonable efforts to cause to be declared effective a "shelf" registration statement (the "Shelf Registration Statement") on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the Securities and Exchange Commission (the "SEC") under the Securities Act for all the PhoneTel Common Shares (i) issued in connection with the Merger or (ii) issued or distributed in respect of such PhoneTel Common Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise (collectively such PhoneTel Common Shares shall hereinafter be referred to as the "Registrable Securities"), which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof; PROVIDED, HOWEVER, that PhoneTel's obligations under this

Section 1 shall not commence until the later of (i) 90 days following the closing of a public primary equity offering by PhoneTel or (ii) such later date acceptable to the managing underwriter or underwriters, if any, of such offering. PhoneTel agrees to use its best efforts to keep the Shelf Registration Statement continuously effective and usable for resale of Registrable Securities, for a period of twenty-four (24) months from the date on which the SEC declares the Shelf Registration Statement effective or such shorter period which will terminate when all the Registrable Securities covered by the Shelf Registration Statement cease to be Registrable Securities (such period shall hereinafter be referred to as the "Effective Period"); PROVIDED, HOWEVER, that PhoneTel may elect that the Shelf Registration Statement not be usable during any Blackout Period (as defined in Section 2 below).

                 2. BLACKOUT PERIOD. PhoneTel shall be entitled to elect that the Shelf Registration Statement not be usable, for a reasonable period of time, but not in excess of 90 days (a "Blackout Period"), if PhoneTel determines in good faith that the use of the Shelf Registration Statement or related prospectus) would interfere with any pending financing, acquisition, corporate reorganization or any other corporate development involving PhoneTel or any of its subsidiaries or would require premature disclosure thereof and promptly gives the holders of Registrable Securities written notice of such determination, containing a general statement of the reasons for such postponement or restriction on use and an approximation of the anticipated delay; PROVIDED, HOWEVER, that the aggregate number of days included in all Blackout Periods during any consecutive 12 months during the Effective Period shall not exceed 180 days.

                 3.  PIGGYBACK REGISTRATIONS.

                          (a)  RIGHT TO PIGGYBACK.  Whenever PhoneTel proposes
to register any of its equity securities under the Securities Act (other than the first registration after the date hereof) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), PhoneTel will give prompt written notice (in any event within five business days after its receipt of notice of any exercise of other demand registration rights) to all holders of Registrable Securities of its intention to effect such a registration and will, subject to paragraphs
(b), (c) and (d) below, include in such registration all Registrable Securities with respect to which PhoneTel has received written requests for inclusion therein within 15 days after the receipt of PhoneTel's notice.

                          (b)  PRIORITY ON PRIMARY REGISTRATIONS. If a
Piggyback Registration is an underwritten primary registration on behalf of PhoneTel (whether or not also on behalf of holders of PhoneTel's securities), and the managing underwriters advise PhoneTel in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, PhoneTel will include in such registration (i) first, the securities PhoneTel proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares then owned by such holders, and (iii) third, other securities requested to be included in such registration.

                          (c)  PRIORITY ON SECONDARY REGISTRATIONS.  If a
Piggyback Registration is an underwritten secondary registration on behalf of holders of PhoneTel's securities, and the managing underwriters advise PhoneTel in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, PhoneTel will include in such registration (i) first, the securities requested to be included therein by the holders demanding such registration,
(ii) second, the Registrable Securities requested to be included in such registration, pro rata among such holders on the basis of the number of shares then owned by each such holder and (iii) third, other securities requested to be included in such registration.

                          (d)  Nothing in this Section 3 will prohibit PhoneTel
from determining, at any time, not to file a registration statement or, if filed, to withdraw such registration or terminate the registration related thereto.

                 4. SELECTION OF UNDERWRITERS. If any offering pursuant to a Registration Statement is an underwritten offering, PhoneTel will select a managing underwriter or underwriters to administer the offering.

                 5. REGISTRATION EXPENSES. PhoneTel will pay all of its expenses in connection with the registration of Registrable Securities (including registration and filing fees, printing costs, listing fees and the fees and expenses of its counsel), and each holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such holder's Registrable Securities pursuant to any registration statement filed pursuant to paragraph (a) or (b) above (a "Registration Statement").

                 6.  INDEMNIFICATION; CONTRIBUTION.

                          (a) INDEMNIFICATION BY PHONETEL. PhoneTel agrees to indemnify each holder of Registrable Securities, the underwriters thereof, their respective officers and directors and each Person who controls any of the foregoing (within the meaning of the Securities
         Act), and any agent or investment adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses of investigation) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, any prospectus or preliminary prospectus, or any amendment or supplement to any of the foregoing or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or a preliminary prospectus, in light of the circumstances then existing) not misleading, except in each case insofar as the same arise out of or are based upon, any such untrue statement or omission made in reliance on and in conformity with information with respect to such indemnified party furnished in writing to PhoneTel by such indemnified party or its counsel expressly for use therein. Notwithstanding the foregoing provisions of this paragraph (a), PhoneTel will not be liable to any holder of Registrable Securities, any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such holder or underwriter (within the meaning of the Securities Act), under the indemnity agreement in this paragraph (a) for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of such holder's or other Person's failure to send or give a copy of the final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such Person if such statement or omission was corrected in such final prospectus and PhoneTel has previously furnished copies thereof to such holder.

                          (b) Indemnification by Holders of Registrable Securities. In connection with the Registration Statement, each holder will furnish to PhoneTel in writing such information, including with respect to the name, address and the amount of Registrable Securities held by such holder, as PhoneTel reasonably requests for use in such Registration Statement or the related prospectus and agrees to indemnify and hold harmless PhoneTel, all other prospective holders or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling Persons (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in such Registration Statement or prospectus or any amendment or supplement to either of them or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such holder furnished in writing to PhoneTel by such holder or its counsel specifically for inclusion therein.

                 (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement (provided that failure to give such notification shall not affect the obligations of the indemnifying person pursuant to this Section 6 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party a conflict of interest is likely to exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. The indemnifying party will not be subject to any liability for any settlement made without its consent (which will not be unreasonably withheld).

                 (d) CONTRIBUTION. If the indemnification from the indemnifying party provided for in this Section 6 is unavailable to the indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) above, any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.

                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such holder were offered to the public (net of all underwriting discounts and commissions) exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                 If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 6(a) or (b), as the case may be, without regard to the relative fault of said indemnifying parties or indemnified party or any other equitable consideration provided for in this paragraph (d).

                 7. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No holder of Registrable Securities may participate in any underwritten offering hereunder unless such holder (i) agrees to sell such holder's securities on the basis provided in any underwriting arrangements approved by PhoneTel in its reasonable discretion and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                 8. RULE 144. For a period of three years following the date hereof (or such shorter period as may permit the sale of Registrable Securities under Rule 144 under the Securities Act without regard to the requirement of "current public information"), PhoneTel covenants that it will file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC thereunder (or, if PhoneTel is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, PhoneTel will deliver to such holder a written statement as to whether it has complied with such requirements.

                 9. REMEDIES. Each holder of Registrable Securities in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

                 10.  PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES.

                 (a) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. This Agreement and the rights and obligations of PTC, PhoneTel and the shareholders of PTC hereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties.

                 (b) This Agreement is not intended, nor shall it be construed, to confer any rights or remedies under or by reason of this Agreement upon any person except the parties hereto, the shareholders of PTC and their heirs, successors and permitted assigns.

                 11. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. This Agreement supersedes all prior agreements, arrangements and understandings of the parties with respect to such subject matter.

                 12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 13. HEADINGS. The section headings contained in this Agreement arte for convenience only and shall not control or affect in any way the meaning or interpretation of the provisions of this Agreement.

                 14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri without giving effect to the conflicts of law principles of such jurisdiction.

                 15. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of delivery if personally delivered or telecopied (with confirmation of receipt), the next day, if delivered by nationally-recognized overnight express service, or five (5) days, if sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

                 (a)      If to PhoneTel to:

                          PhoneTel Technologies, Inc.
                          650 Statler Office
                          1127 Euclid Avenue
                          Cleveland, Ohio 44115
                          Telephone Number:  (216) 241-2555
                          Facsimile Number:  (216) 241-2574
                          Attn:  Daniel Moos

                          with copy to:

                          Skadden, Arps, Slate, Meagher & Flom
                          919 Third Avenue
                          New York, NY 10022
                          Telephone Number:  (212) 735-3000
                          Facsimile Number:  (212) 735-2000
                          Attn:  N.J. Terris, Esq.

                 (b)      If to PTC:

                          Thomas J. Martin
                          6752 Covington Creek Trail
                          Fort Wayne, IN 46804
                          (219) 632-2455
                          with copy to:

                          Shambaugh, Kast, Beck & Williams
                          600 Standard Federal Plaza
                          P. O. Box 11648
                          Fort Wayne, IN 46859-1648
                          (219) 423-1430
                          Attention:  Edward E. Beck


or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written.

                                        PUBLIC TELEPHONE CORPORATION



                                        By:  __________________________
                                             Thomas J. Martin, President



                                        PHONETEL TECHNOLOGIES, INC.



                                        By:  __________________________
                                             Name:
                                             Title:

                                ESCROW AGREEMENT
                                ----------------


                 THIS ESCROW AGREEMENT is made and entered into as of October 16, 1995 ("Escrow Agreement") by and among SHAMBAUGH, KAST, BECK & WILLIAMS, an Indiana partnership, (the "Escrow Agent"), PUBLIC TELEPHONE CORPORATION, an Indiana corporation, (the "Seller"), and PHONETEL TECHNOLOGIES, INC., an Ohio corporation ("PhoneTel"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

                 WHEREAS, PhoneTel, PhoneTel II, Inc. ("Sub"), an Ohio corporation and a wholly-owned subsidiary of PhoneTel, and the Seller are parties to an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which the Seller will merge with and into a subsidiary of PhoneTel;

                 WHEREAS, pursuant to Section 1.3 of the Merger Agreement, the Seller and PhoneTel wish to deposit into escrow 175,000 shares of PhoneTel common stock (the "Escrow Amount") being delivered to the Escrow Agent upon the signing of the Merger Agreement;

                 WHEREAS, the Seller and PhoneTel wish to enter into this Escrow Agreement providing for the terms and conditions upon which the Escrow Amount will be held and released by the Escrow Agent, and the Escrow Agent wishes to act as escrow agent pursuant to the terms and conditions of this Escrow Agreement.

                 NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

                 SECTION 1. DEPOSIT INTO ESCROW ACCOUNT. On the date of this Agreement, PhoneTel is depositing the 175,000 shares of PhoneTel common stock comprising the Escrow Amount into an escrow account established with the Escrow Agent and entitled "PhoneTel Escrow Account" (the "Escrow Account").

                 SECTION 2. PURPOSE OF ESCROW. The Escrow Amount shall be held by Escrow Agreement for the purpose of effecting any necessary adjustment in the number of shares of PhoneTel common stock to be distributed to the Seller's shareholders as consideration for the merger, as provided in Section
1.2 of the Merger Agreement. Each share of PhoneTel common stock comprising the Escrow Amount shall be valued at $1.00 for purposes of any adjustment to be made pursuant to such Section 1.2 of the Merger Agreement.

                 SECTION 3. REINVESTMENT AND EARNINGS. The Escrow Agent is hereby authorized to receive, in its capacity as Escrow Agent and on behalf of the other parties hereto, all dividends, earnings, options, and splits to which the shares which comprise the Escrow Amount would be entitled.

                 SECTION 4. ESCROW AND ESCROW DELIVERY. The Escrow Agent shall hold the Escrow Amount until such time or times as the Escrow Agent receives written instruction from the Shareholder Representative and PhoneTel to deliver all or any part of the Escrow Amount to the Shareholder Representative or to PhoneTel, as specified in the written instruction. Upon receipt of the foregoing instructions, the Escrow Agent shall deliver the Escrow Amount, or such portion thereof as specified in such instructions, accordingly. In accordance with Section _____ of the Merger Agreement, it is contemplated that 125,000 shares will be distributed ninety (90) days from the date hereof and the remaining 50,000 shares will be distributed one (1) year from the date hereof; PROVIDED, however, that if notice of a claim or dispute regarding distribution of the Escrow Amount has been given prior to such dates, delivery of such amounts shall be deferred until such time as all claims or disputes have been settled between the parties and Escrow Agent has been provided with written instructions from both parties. All deliveries to the Seller pursuant to the foregoing instructions shall be deemed to have occurred when such Shares are distributed by the Escrow Agent to the Shareholder Representative, as hereinafter defined, for distribution among the Shareholders of Seller in accordance with their respective interests. During the time that the Escrow Amount is held by the Escrow Agent and until such delivery by the Escrow Agent, the Seller and PhoneTel understand and agree that neither shall be enti-





0102259.03-New York Server 3a       2         Draft September 5, 1995 - 5:32 pm
tled to the Escrow Amount and that the Escrow Amount shall not be subject to any lien, security interest or encumbrance of any kind placed thereon by either of them.

                 SECTION 5. TERMINATION. This Escrow Agreement shall terminate upon the distribution of the entire Escrow Amount held by the Escrow Agent pursuant to this Agreement.

                 SECTION 6. SHAREHOLDER REPRESENTATIVE. As used herein, the term "Shareholder Representative" shall refer to Thomas J. Martin. All actions required or permitted to be taken by the Seller hereunder shall be done and performed by the Shareholder Representative for and on behalf of the Seller and each holder, as of the date hereof, of the common stock, no par value, of Seller the (each, individually, a "Shareholder" and, together, the "Shareholders"). The Escrow Agent shall be entitled to rely, as being binding upon Seller and each of the Shareholders, upon any document or other writing executed by the Shareholder Representative, and the Escrow Agent shall not be liable to Seller or any Shareholder for any action taken or omitted to be taken by the Shareholder Representative in reliance thereon. The Seller hereby represents that each Shareholder has duly appointed the Shareholder Representative as its lawful attorney-in-fact, with powers to consummate all transactions contemplated hereby on each Shareholder's behalf.

                 SECTION 7. THIRD PARTY BENEFICIARIES. The provisions of this Agreement shall inure to the benefit of and shall be enforceable by each Shareholder and each shall be deemed to be a third party beneficiary hereunder.

                 SECTION 8. INDEMNIFICATION. The Seller and PhoneTel agree to hold the Escrow Agent harmless and indemnify it from any loss or claim whatsoever arising in conjunction with the performance of the duties of the Escrow Agent, but only to the extent that the Escrow Agent has fully complied with the provisions of this Escrow Agreement. Said indemnification shall survive the termination of this Agreement.

                 SECTION 9. NOTICES. Any notices or other communications required or permitted hereunder shall be given in writing and shall be delivered by hand or air





0102259.03-New York Server 3a        3        Draft September 5, 1995 - 5:32 pm
courier or sent by certified or registered mail, postage prepaid, addressed as follows:

                          If to PhoneTel, to:

                                  PHONETEL TECHNOLOGIES, INC.
                                  650 Statler Office
                                  1127 Euclid Avenue
                                  Cleveland, Ohio 44115
                                  Attention:  President/CEO




                          Copy to:

                                  Skadden, Arps, Slate, Meagher & Flom
                                  919 Third Avenue
                                  New York, New York  10022
                                  Attention:  N.J. Terris, Esq.

or:

                          If to the Seller, to:

                                  THOMAS J. MARTIN
                                  6752 Covington Creek Trail
                                  Fort Wayne, Indiana 46804


or:
                          If to the Escrow Agent, to:

                                  SHAMBAUGH, KAST, BECK & WILLIAMS
                                  600 Standard Federal Plaza
                                  P. O. Box 11648
                                  Fort Wayne, IN 46859-1648
                                  Attention:  Edward E. Beck

or to such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of (i) the date delivered, if sent by hand, (ii) the following day, if sent by overnight courier or (iii) five days after the date of mailing, if sent by regular mail.





0102259.03-New York Server 3a          4       Draft September 5, 1995 - 5:32 pm

                 SECTION 10. ENTIRE AGREEMENT. This Escrow Agreement is the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                 SECTION 11. AMENDMENTS; WAIVER. This Escrow Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof waived, only by written instrument signed by the parties hereto or, in the case of a waiver, the party waiving compliance.

                 SECTION 12. ASSIGNMENT. No assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express written consent of all the other parties hereto.

                 SECTION 13. COUNTERPARTS. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 SECTION 14. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Indiana.

                 SECTION 15. BENEFIT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the personal representatives, executors, administrators, successors and assigns of each of them.





0102259.03-New York Server 3a          5       Draft September 5, 1995 - 5:32 pm

                 IN WITNESS WHEREOF, the parties hereto have affixed their signatures to this Escrow Agreement upon the date first set forth above.


                                            PUBLIC TELEPHONE CORPORATION


                                        By: ______________________________
                                            THOMAS J. MARTIN, President





                                            PHONETEL TECHNOLOGIES, INC.



                                            By: ________________________
                                            Name: ______________________
                                            Title: _____________________


                                            SHAMBAUGH, KAST, BECK & WILLIAMS


                                            By: ___________________________
                                                   Edward E. Beck


dls
P:\work\eeb\ptc\ptc0005s.agr





0102259.03-New York Server 3a           6      Draft September 5, 1995 - 5:32 pm

                           NON-COMPETITION AGREEMENT

        NON-COMPETITION AGREEMENT (this "Agreement"), dated as of October 16, 1995, between PhoneTel Technologies, Inc., an Ohio corporation ("PhoneTel"), PhoneTel II, Inc., an Ohio corporation and wholly owned subsidiary of PhoneTel ("Sub"), and Thomas J. Martin ("Martin").

                              W I T N E S S E T H:

        WHEREAS, Martin has heretofore served as President, Chairman and CEO of Public Telephone Corporation, an Indiana Corporation ("Public");

        WHEREAS, PhoneTel, Sub and Public have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, pursuant to which, at the "Closing Date" (as such term is defined in the Merger Agreement), Sub will be merged with and into Public;

        WHEREAS, Public and PhoneTel are in the business of owning, leasing, operating and maintaining pay telephones;

        WHEREAS, PhoneTel recognizes that Martin possesses trade secrets and confidential business information relating to Public as well as knowledge and experience relating to the pay telephone industry and desires to prevent Martin from (1) competing with the business operated by PhoneTel (or any subsidiary thereof) or (2) soliciting the former, current or future customers or employees of Public or PhoneTel (or any subsidiary thereof);

        WHEREAS, in connection with the transactions contemplated in the Merger Agreement, Martin will receive shares of PhoneTel common stock, $.01 par value ("PhoneTel Common Stock"), in exchange for his shares of Public common stock, no par value ("Public Common Stock"); and

        WHEREAS, Martin is agreeable to restrictions on his ability to compete against and solicit from PhoneTel in accordance with the terms of this Agreement.

        NOW, THEREFORE, in consideration of the execution, delivery and performance of the Merger Agreement, and mutual premises and covenants herein and therein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PhoneTel and Martin hereby agree as follows:

        1. TERM. The term of this agreement shall commence at the Closing Date and continue for a period of five (5) years thereafter (the "Term").

        2. NON-COMPETITION. (a) For a period of two years commencing at the Closing Date, Martin shall not, without the prior written consent of PhoneTel, directly or indirectly, own, operate, manage, be employed by, be an agent of, act as a consultant for, advise, financially support, lease property to or from, have a proprietary interest in or support in any other way, any enterprise or business which sells, leases, maintains, owns or operates pay telephones in any part of the United States of America in which PhoneTel is conducting or will conduct its pay telephone business. Martin acknowledges that the business of PhoneTel will be conducted on a national basis and agrees that such geographic scope is reasonable.

            (b) Notwithstanding any provision to the contrary contained herein, Martin shall not be prohibited from owning less than 2% of the outstanding equity securities of any publicly-held corporation.

        3. NON-SOLICITATION. Martin agrees that, during the Term of this agreement, he will not, directly or indirectly, (i) solicit, entice or persuade, or attempt to solicit, entice or persuade, any employee of PhoneTel or its affiliates, or any client then under contract with PhoneTel or any of its affiliates to terminate his employment by or contractual relationship with PhoneTel or its affiliates or to become employed by or to enter into contractual relations with a competitor of PhoneTel or its affiliates or (ii) persuade or attempt to persuade customers, potential customers, suppliers or potential suppliers of PhoneTel and its affiliates to divert their business to any other entity or individual.

        4. CONFIDENTIALITY. Martin acknowledges that Public and PhoneTel would be irreparably damaged if confidential information about Public were disclosed to or utilized on behalf of any person, firm, corporation or other business organization which is in competition in any respect with Public or PhoneTel. Martin covenants and agrees that he will not at any time, and will cause his agents, affiliates and associates not to at any time, without the prior written consent of PhoneTel, disclose any such confidential information, except to employees and authorized representatives of PhoneTel.

        5. COMPENSATION; TAXES. In consideration for the agreements of Martin contained herein, PhoneTel agrees to pay Martin a total of $129,239.50, $27,500 of which shall be payable in cash upon the Closing (as defined in the Merger Agreement) and the other $101,739.50 of which shall be payable in the form of a note (the "Note"), the terms of which shall govern the payment of such amount. A copy of the Note is attached hereto as Exhibit 1. In addition, and in further consideration for the agreements of Martin contained herein, PhoneTel agrees to pay Martin 275,000 shares of PhoneTel Common Stock, payable six months from the date hereof.

        Martin hereby acknowledges that by virtue of this Agreement he is not and will not become an employee of PhoneTel. Martin further acknowledges his separate responsibility for all federal and state withholding taxes, Federal Insurance Contribution Act taxes and workers' compensation and unemployment compensation taxes, if applicable, and agrees to indemnify and hold the Company harmless from any claim or liability therefor.

        6. NECESSITY. Martin acknowledges that due to the uniqueness of his skills and abilities and the uniqueness of the trade secrets, confidential business lists, customer requirements and preferences, records and information he possesses, the covenants set forth herein are reasonable and necessary for the protection of PhoneTel. Martin further acknowledges that enforcement of the covenants herein will not deprive him of his ability to earn a livelihood.

        7. SPECIFIC PERFORMANCE. Martin acknowledges that the rights and privileges granted to PhoneTel herein are of a special and unique character, which gives them a peculiar value, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that a breach by Martin of this Agreement will cause PhoneTel irreparable injury and damage. Accordingly, Martin hereby agrees that PhoneTel shall be entitled to remedies of injunction, specific performance or other equitable relief, to prevent or cure a breach of this Agreement. This provision shall not be construed as a waiver of any other rights or remedies PhoneTel may have for damages or otherwise.

        8. PARTIAL INVALIDITY. The parties have entered into this Agreement in good faith and for the reasons set forth in the recitals hereto and assume and intend that this Agreement is legally binding. If, for any reason, this Agreement is not binding because of its geographical scope or because of its term, then the parties agree that this Agreement shall be deemed effective for the widest geographical area and/or the longest period of time as may be legally enforceable, it being understood that the compensation payable hereunder is for the full Term and geographic area stated herein, and for all the covenants of Martin. Any provision of this Agreement which is determined to be invalid or unenforceable shall be ineffective only to the extent of such invalidity or unenforceability without affecting the validity or enforceability of any other provisions hereof. The provisions of this Section 8 shall not be construed as a waiver of any other rights or remedies PhoneTel may have for damages or otherwise.

        9. BINDING EFFECT; MODIFICATIONS. This Agreement shall be binding upon and shall inure to the benefit of the personal representatives, executors, administrators, successors and assigns of the parties to this Agreement. This Agreement contains the entire agreement of the parties and supersedes any and all prior written agreements between the parties, and all prior and contemporaneous oral statements with respect to the transactions contemplated hereby. This Agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by each of the parties hereto.

        10. SECTION CAPTIONS; COUNTERPARTS. Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. This Agreement may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

        11. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York, applied without giving effect to any conflict of laws principles.

        12. NO RULE OF CONSTRUCTION. The parties acknowledge and agree that no rule of construction shall apply to this Agreement which construes any language, whether ambiguous, unclear or otherwise, in favor of or against any party by reason of that party's role in drafting this Agreement.

        13. NOTICES. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

        If to PhoneTel or PhoneTel II:

             PhoneTel Technologies, Inc.
             650 Statler Office Tower
             1127 Euclid Avenue
             Cleveland, Ohio 44115
             Attention:  President
             Telephone:  (216) 241-2555

        If to Martin:

             Thomas J. Martin
             6752 Covington Creek Trail
             Fort Wayne, Indiana 46804
             Telephone:  (219) 432-2455

or to such other address as each party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        IN WITNESS WHEREOF, the undersigned parties have hereunto set their hands as of the day and year first above written.



                                PHONETEL TECHNOLOGIES, INC.


                                By:   _________________________
                                Name:
                                Title:



                                PHONETEL II, INC.


                                By:  ___________________________
                                Name:
                                Title:


                                _______________________________
                                THOMAS MARTIN

                           NON-COMPETITION AGREEMENT

        NON-COMPETITION AGREEMENT (this "Agreement"), dated as of October 16, 1995, between PhoneTel Technologies, Inc., an Ohio corporation ("PhoneTel"), PhoneTel II, Inc., an Ohio corporation and wholly owned subsidiary of PhoneTel ("Sub"), and James R. Martin ("Martin").

                              W I T N E S S E T H:

        WHEREAS, Martin has heretofore served as Executive Vice President and CFO of Public Telephone Corporation, an Indiana Corporation ("Public");

        WHEREAS, PhoneTel, Sub and Public have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, pursuant to which, at the "Closing Date" (as such term is defined in the Merger Agreement), Sub will be merged with and into Public;

        WHEREAS, Public and PhoneTel are in the business of owning, leasing, operating and maintaining pay telephones;

        WHEREAS, PhoneTel recognizes that Martin possesses trade secrets and confidential business information relating to Public as well as knowledge and experience relating to the pay telephone industry and desires to prevent Martin from (1) competing with the business operated by PhoneTel (or any subsidiary thereof) or (2) soliciting the former, current or future customers or employees of Public or PhoneTel (or any subsidiary thereof);

        WHEREAS, in connection with the transactions contemplated in the Merger Agreement, Martin will receive shares of PhoneTel common stock, $.01 par value ("PhoneTel Common Stock"), in exchange for his shares of Public common stock, no par value ("Public Common Stock"); and

        WHEREAS, Martin is agreeable to restrictions on his ability to compete against and solicit from PhoneTel in accordance with the terms of this Agreement.

        NOW, THEREFORE, in consideration of the execution, delivery and performance of the Merger Agreement, and mutual premises and covenants herein and therein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PhoneTel and Martin hereby agree as follows:

        1. TERM. The term of this agreement shall commence at the Closing Date and continue for a period of five (5) years thereafter (the "Term").

        2. NON-COMPETITION. (a) For a period of two years commencing at the Closing Date, Martin shall not, without the prior written consent of PhoneTel, directly or indirectly, own, operate, manage, be employed by, be an agent of, act as a consultant for, advise, financially support, lease property to or from, have a proprietary interest in or support in any other way, any enterprise or business which sells, leases, maintains, owns or operates pay telephones in any part of the United States of America in which PhoneTel is conducting or will conduct its pay telephone business. Martin acknowledges that the business of PhoneTel will be conducted on a national basis and agrees that such geographic scope is reasonable.

        (b) Notwithstanding any provision to the contrary contained herein, Martin shall not be prohibited from (i) leasing, owning or operating pay telephones on real property of which he is the sole owner or which is owned by any corporation of which Martin or his spouse collectively own at least 51% of the outstanding shares, (ii) owning less than 2% of the outstanding equity securities of any publicly-held corporation or (iii) being employed by or participating on pay telephone industry commissions and associations, including, but not limited to, Michigan Public Telecommunication Association, Illinois Public Telecommunication Association and IPTA, L.L.C.

        3. NON-SOLICITATION. Martin agrees that, during the Term of this agreement, he will not, directly or indirectly, (i) solicit, entice or persuade, or attempt to solicit, entice or persuade, any employee of PhoneTel or its affiliates, or any client then under contract with PhoneTel or any of its affiliates to terminate his employment by or contractual relationship with

PhoneTel or its affiliates or to become employed by or to enter into contractual relations with a competitor of PhoneTel or its affiliates or (ii) persuade or attempt to persuade customers, potential customers, suppliers or potential suppliers of PhoneTel and its affiliates to divert their business to any other entity or individual.

        4. CONFIDENTIALITY. Martin acknowledges that Public and PhoneTel would be irreparably damaged if confidential information about Public were disclosed to or utilized on behalf of any person, firm, corporation or other business organization which is in competition in any respect with Public or PhoneTel. Martin covenants and agrees that he will not at any time, and will cause his agents, affiliates and associates not to at any time, without the prior written consent of PhoneTel, disclose any such confidential information, except to employees and authorized representatives of PhoneTel.

        5. COMPENSATION; TAXES. In consideration for the agreements of Martin contained herein, PhoneTel agrees to pay Martin a total of $129,239.50, $27,500 of which shall be payable in cash upon the Closing (as defined in the Merger Agreement) and the other $101,739.50 of which shall be payable in the form of a note (the "Note"), the terms of which shall govern the payment of such amount. A copy of the Note is attached hereto as Exhibit 1. In addition, and in further consideration for the agreements of Martin contained herein, PhoneTel agrees to pay Martin 205,000 shares of PhoneTel Common Stock, payable six months from the date hereof.

        Martin hereby acknowledges that by virtue of this Agreement he is not and will not become an employee of PhoneTel. Martin further acknowledges his separate responsibility for all federal and state withholding taxes, Federal Insurance Contribution Act taxes and workers' compensation and unemployment compensation taxes, if applicable, and agrees to indemnify and hold the Company harmless from any claim or liability therefor.

        6. NECESSITY. Martin acknowledges that due to the uniqueness of his skills and abilities and the uniqueness of the trade secrets, confidential business lists, customer requirements and preferences, records and information he possesses, the covenants set forth herein are reasonable and necessary for the protection of PhoneTel. Martin further acknowledges that enforcement of the covenants herein will not deprive him of his ability to earn a livelihood.

        7. SPECIFIC PERFORMANCE. Martin acknowledges that the rights and privileges granted to PhoneTel herein are of a special and unique character, which gives them a peculiar value, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that a breach by Martin of this Agreement will cause PhoneTel irreparable injury and damage. Accordingly, Martin hereby agrees that PhoneTel shall be entitled to remedies of injunction, specific performance or other equitable relief, to prevent or cure a breach of this Agreement. This provision shall not be construed as a waiver of any other rights or remedies PhoneTel may have for damages or otherwise.

        8. PARTIAL INVALIDITY. The parties have entered into this Agreement in good faith and for the reasons set forth in the recitals hereto and assume and intend that this Agreement is legally binding. If, for any reason, this Agreement is not binding because of its geographical scope or because of its term, then the parties agree that this Agreement shall be deemed effective for the widest geographical area and/or the longest period of time as may be legally enforceable, it being understood that the compensation payable hereunder is for the full Term and geographic area stated herein, and for all the covenants of Martin. Any provision of this Agreement which is determined to be invalid or unenforceable shall be ineffective only to the extent of such invalidity or unenforceability without affecting the validity or enforceability of any other provisions hereof. The provisions of this Section 8 shall not be construed as a waiver of any other rights or remedies PhoneTel may have for damages or otherwise.

        9. BINDING EFFECT; MODIFICATIONS. This Agreement shall be binding upon and shall inure to the benefit of the personal representatives, executors, administrators, successors and assigns of the parties to this Agreement. This Agreement contains the entire agreement of the parties and supersedes any and all prior written agreements between the parties, and all prior and contemporaneous oral statements with respect to the transactions contemplated hereby. This Agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by each of the parties hereto.

        10. SECTION CAPTIONS; COUNTERPARTS. Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. This Agreement may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

        11. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York, applied without giving effect to any conflict of laws principles.

        12. NO RULE OF CONSTRUCTION. The parties acknowledge and agree that no rule of construction shall apply to this Agreement which construes any language, whether ambiguous, unclear or otherwise, in favor of or against any party by reason of that party's role in drafting this Agreement.

        13. NOTICES. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

        If to PhoneTel or PhoneTel II:

             PhoneTel Technologies, Inc.
             650 Statler Office Tower
             1127 Euclid Avenue
             Cleveland, Ohio 44115
             Attention:  President
             Telephone:  (216) 241-2555

        If to Martin:

             James R. Martin
             1808 North Wells, Apt. #3
             Chicago, Illinois 60614
             Telephone:  (312) 642-0691

or to such other address as each party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        IN WITNESS WHEREOF, the undersigned parties have hereunto set their hands as of the day and year first above written.


                                 PHONETEL TECHNOLOGIES, INC.


                                 By:   _________________________
                                 Name:
                                 Title:



                                 PHONETEL II, INC.


                                 By:  ___________________________
                                 Name:
                                 Title:


                                 _______________________________
                                 JAMES MARTIN